EXHIBIT 10.1

AMENDMENT TO CAVALRY NOTE AGREEMENTS

THIS AMENDMENT (the "Amendment") to the Cavalry Note Agreements, dated August 17, 2022 in the amount of $800,000, and subsequent agreement on August 30, 2022 in the amount of $200,000 (collectively, the "Agreements"), is made and entered into as of the date last executed below, by and between Recruiter.com Group, Inc., a Delaware corporation (the “Company”), and Cavalry Fund I LP, a limited partnership (the “Note Holder”), (collectively referred to herein as the "Parties").

WHEREAS, the Parties desire to amend the Agreements to extend their maturity date of the notes and provide for additional consideration in the form of either common shares of the Company or an alternative form of compensation, as more fully described herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

●	Extension of Maturity Date: The maturity date of the notes issued pursuant to the Agreement is hereby each extended by 180 days from the original maturity date set forth in the Agreement.

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Additional Consideration: In consideration for the Note Holder's agreement to the extension of the maturity date, the Company shall, within 90 days from the date of this Amendment, at the Company’s sole discretion, either (a) issue to the Note Holder common shares of the Company equivalent to four and one half percent (4.5%) of the repayment value of $1,111,111 or fifty-thousand dollars ($50,000), based on the fair market value of the Company’s common shares on the date of issuance or (b) pay the Note Holder fifty-thousand dollars ($50,000) in cash or through other lawful means as the “Incentive Compensation”.

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Acknowledgment of No Default: The Note Holder hereby acknowledges and confirms that, as of the date of this Amendment, there is no default, and there has been no default in the past, under the Agreement by the Company, and the Company is in full compliance with all terms and conditions of the Agreement.

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Continuing Effect of Agreement: Except as expressly modified by this Amendment, all terms, conditions, covenants, representations, warranties, and provisions of the Agreement shall remain in full force and effect, and the Agreement shall be read and construed as if the terms of this Amendment were included therein.

●	Counterparts: This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Signed

Recruiter.com Group, Inc.	Cavalry Fund I LP

/s/ Miles Jennings	/s/ Thomas Walsh
Name: Miles Jennings	Name: Thomas Walsh
Title: CEO	Title: Manager
Date: 8-7-23	Date: 8.7.2023

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